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                             GEORGIA TAX FREE PORTFOLIO

                          AMENDMENT TO DECLARATION OF TRUST

                                    June 13, 1994


     The undersigned, being a majority of the Trustees of the Georgia Tax Free Portfolio, acting pursuant to Section 10.4 of ARTICLE X of the Declaration of Trust, do hereby change and amend the seventh paragraph of Section 1.2 of ARTICLE I of the Declaration of Trust to read as follows:

     "Fiscal Year" shall mean an annual period determined by the Trustee which ends on August 31st of each year or on such other day as is permitted or required by the code.

     Further, the undersigned do hereby declare and find that the foregoing change and amendment is necessary and appropriate and does not have a materially adverse effect on the financial interest of the Holders of the Portfolio. Said Amendment shall take effect on the date set forth above.



     /s/ Donald R. Dwight              /s/ Norton H. Reamer
     -----------------------           --------------------------------
     Donald R. Dwight                      Norton H. Reamer



     /s/ James B. Hawkes               /s/ John L. Thorndike
     ------------------------          --------------------------------
     James B. Hawkes                       John L. Thorndike



     /s/ Samuel L. Hayes, III          /s/ Jack L. Treynor
     ------------------------          --------------------------------
     Samuel L. Hayes, III              Jack L. Treynor
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